Exhibit 10.28

THIRD AMENDMENT TO LOAN AGREEMENT

This THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into on the 9th day of May, 2017 (the “Effective Date”), by and between GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation, successor-by-merger to GEOSPACE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Borrower”), EACH OF THE DOMESTIC SUBSIDIARIES OF THE BORROWER identified on Schedule I attached hereto (collectively, the “Guarantor”), and FROST BANK, a Texas state bank (the “Bank”).

R E C I T A L S

WHEREAS, Borrower, Guarantor and Bank entered into that certain Loan Agreement dated September 27, 2013, as amended by that certain First Amendment to Loan Agreement executed by the parties on December 16, 2013, and effective as of September 27, 2013, and that certain Second Amendment to Loan Agreement entered into between the parties on May 4, 2015 (as hereby and from time to time further amended, restated, supplemented, modified or replaced, the “Agreement”; a capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the Agreement);

WHEREAS, Borrower, Guarantor and Bank have agreed that certain terms or provisions of the Agreement be amended in the manner set forth herein to be effective as of the Effective Date; and

WHEREAS, Borrower, Guarantor and Bank hereby acknowledge that the terms and provisions of this Amendment constitute an amendment and modification of, and not a novation of, the Agreement or any other Loan Document.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T S

1.Definitions.  The term “Loan Agreement” as used herein, in the Agreement and in the other Loan Documents, shall mean the Agreement as hereby amended and modified, and as further amended, restated, supplemented, modified or replaced from time to time as permitted thereby.  The Recitals set forth above are hereby incorporated by reference into this Amendment.

2.Amendment of the Agreement.  Subject to Section 6 below, the Agreement is hereby amended, effective as of the Effective Date, as follows:

a.Certain Definitions.  The following definitions in Article I of the Agreement are hereby amended and restated in their entirety, as follows, and references to such definitions in the Loan Documents shall be references to the definitions as set forth herein:

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (other than those evidencing trade accounts payable in the ordinary course of business); (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments issued for the account of such Person; (c) net obligations of such Person under any Swap Agreement; (d) all obligations of such Person to pay the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business that are not more than 180 days past due); (e) indebtedness (excluding prepaid interest thereon) of others secured by a Lien on Property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse; (f) Capital Lease Obligations and Synthetic Lease Obligations; (g) all obligations of such Person with respect to any credit card or other accounts held by such Person to finance the purchase of goods or services, or draw cash advances, for business purposes; and (h) all Guarantees of such Person in respect of any of the obligations of another Person described in the preceding clauses (a) through (g).  For all purposes hereof, (i) the Indebtedness of any Person will include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, unless such Indebtedness is expressly made non-recourse to such Person, (ii) the amount of any net obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date and (iii) solely with respect to any Guarantor, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Indebtedness” owing by such Guarantor.

“Obligations” means the unpaid principal of and accrued interest on all present and future Indebtedness, obligations and liabilities of Borrower to Lender, or of Borrower to Commerce Bank for which Lender is liable for any delinquencies or other losses and/or for which Lender must indemnify and hold harmless Commerce Bank from and against any and all liabilities, demands, damages, judgments, liens, assertions, awards, fines losses, costs and expenses in accordance with the terms and conditions of the Amended and Restated Commercial Card Referral Agreement by and between Commerce Bank and Lender entered into as of January 3, 2014, as it may be amended or modified from time to time (the “Commercial Card Agreement”)), in each case, arising pursuant to the Loans, this Loan Agreement or any of the other Loan Documents, any Swap Agreement, or the Commercial Card Agreement, and any renewals, extensions, increases, or amendments thereof, or any part thereof, regardless of whether such Indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several and including accrued and unpaid interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Applicable Bankruptcy Law naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

b.Indebtedness.  Section 7.05(a) of the Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

(a)Indebtedness owing to Lender and Indebtedness owing to Commerce Bank under the Commercial Card Agreement;

c.Events of Default.  Section 9.01(a) of the Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

(a)The failure of Borrower to pay when due any part of the principal of the Loans, any interest on the Loans, or any fees or other Obligations owing thereby hereunder or under any other Loan Document and such failure remains unremedied for five (5) days after the date due (and, in the case of Obligations owing to Commerce Bank under the Commercial Card Agreement, after the expiration of any applicable notice or cure period provided in such Commercial Card Agreement), unless such failure results from the Lender’s or its affiliates’ or subsidiaries’ action or inaction in connection with the auto debiting of such payments.

3.Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, Borrower hereby acknowledges and agrees that the Agreement and all of the other Loan Documents are hereby reaffirmed, confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

4.Representations and Warranties of Borrower.  Borrower hereby certifies that:

a.

The representations and warranties of Borrower contained in Article V of the Agreement and the other Loan Documents, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for the purposes of this Section 4.a., the representations and warranties contained in Section 5.06 of the Agreement will be deemed to refer to the most recent information and statements furnished pursuant to Section 6.01 of the Agreement;

b.	The execution, delivery, and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action by Borrower, and this Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement of remedies may be limited by Applicable Bankruptcy Law and general principles of equity; and

c.	As of the Effective Date, no Default or Event of Default exists under the Agreement or any other Loan Document.

5.Confirmation of Liens.  Borrower hereby confirms, extends, and renews to Bank the Liens granted by it in its Collateral as security for the prompt and complete payment when due of the Obligations.  Borrower confirms that this Amendment shall in no manner affect, waive or impair such Liens.  Bank shall have the right to exercise all rights and remedies of Bank in accordance with the terms and provisions of the Agreement (as modified hereby) and the other Loan Documents and in accordance with applicable law.  Nothing contained in this Amendment shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Bank by reason of the occurrence or existence of any fact, circumstance or event constituting a Default or Event of Default under the Agreement (as modified hereby) or any of the other Loan Documents.

6.Condition to Effectiveness.  This Amendment shall not be effective until Bank shall have received two (2) original counterparts of this Amendment executed by Borrower and Guarantor, which, unless otherwise approved by Bank, must be satisfied on or before the Effective Date. Upon the satisfaction of the condition set forth in this Section 6, this Amendment shall be effective as of the Effective Date.

7.Counterparts.  This Amendment may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument.  For purposes of negotiating and finalizing this Amendment, if this document or any document executed in connection with it is transmitted by facsimile machine, electronic mail or other electronic transmission, it will be treated for all purposes as an original document.  Additionally, the signature of any party on this document transmitted by way of facsimile machine or electronic mail will be considered for all purposes as an original signature.  Any such transmitted document will be considered to have the same binding legal effect as an original document.  At the request of any party, any faxed or electronically transmitted document will be re-executed by each signatory party in an original form.

8.Governing Law.  This Amendment has been executed and delivered in the State of Texas, is performable in Bexar County, Texas, and will be governed by and construed in accordance with the Governmental Requirements of the State of Texas and the Governmental Requirements of the United States of America applicable to transactions within the State of Texas.  Except to the extent that the Governmental Requirements of the United States may apply to the terms hereof, the substantive Governmental Requirements of the State of Texas (without regard to conflicts of laws principles) shall govern the validity, construction, enforcement and interpretation of this Amendment.

9.Invalid Provisions.  If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future Governmental Requirements, such provision will be fully severable, and the remaining provisions of this Amendment will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.No Novation.  This Amendment is given as an amendment and modification of, and not as a payment or satisfaction of, all of the Obligations and is not intended to constitute a novation of any of the Obligations.  All of the Obligations shall continue in full force and effect.

11.Successors and Assigns.  This Amendment will be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and permitted assigns; provided, however, that Borrower may not, without the prior written consent of Bank, assign or encumber any interests, rights, remedies, powers, duties or obligations under this Amendment, and Bank may not assign or otherwise transfer any of its rights or obligations hereunder except (a) by way of participation in accordance with and subject to the provisions of Section 10.15 of the Agreement, (b) by way of pledge or assignment of a security interest to secure obligations to a Federal Reserve Bank (provided that any such pledge shall not release Bank from any of its obligations hereunder or substitute any such pledgee or assignee for Bank as a party hereto), or (c) following the occurrence and during the continuance of an Event of Default.  Any attempted assignment or transfer by any party in violation of this section shall be null and void.

12.Expenses.  Notwithstanding Section 7.8 of the Agreement or any other provision of any Loan Document to the contrary, Borrower shall not be required to reimburse Bank for expenses incurred on or before the date hereof by Bank or its affiliates in connection with the preparation, negotiation, execution and delivery of this Amendment.

13.Waiver of Right to Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT (AS MODIFIED HEREBY) OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

14.Entire Agreement.  THIS AMENDMENT, THE AGREEMENT (AS MODIFIED HEREBY), AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, GUARANTOR AND BANK RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

GEOSPACE TECHNOLOGIES CORPORATION,

a Texas corporation

By: /s/ Thomas T. McEntire

Name: Thomas T. McEntire

Title:   Vice President and Chief Financial Officer

GUARANTOR:

GTC, INC.

EXILE TECHNOLOGIES CORPORATION

GEOSPACE ENGINEERING RESOURCES

     INTERNATIONAL, INC.

GEOSPACE FINANCE CORP.

GEOSPACE J.V., INC.

GEOSPACE TECHNOLOGIES,

     SUCURSAL SUDAMERICANA LLC

By: /s/ Thomas T. McEntire

Name: Thomas T. McEntire

Title:   Vice President and Chief Financial Officer

BANK:

FROST BANK,

a Texas state bank

By: /s/ Larry Hammonds

Name:   Larry Hammonds

Title:    Market President

GUARANTOR ACKNOWLEDGEMENT AND CONSENT PAGE

Guarantor (as such term is defined in the Loan Agreement) acknowledges and consents to the modification and amendment of the Loan Agreement evidenced by this Amendment.  The Guaranty Agreement executed by Guarantor as of September 27, 2013, for the benefit of Bank, shall continue in full force and effect, and such Guaranty Agreement is hereby ratified and confirmed by Guarantor in all respects.  Further, the undersigned Guarantor acknowledges and agrees that the reference in Section 1(a) of the Guaranty Agreement to “the principal of all indebtedness, obligations and liabilities of Borrower to Lender” shall include, and shall be deemed to include by reference herein, any and all Indebtedness of Borrower to Commerce Bank for which Bank is liable for any delinquencies or other losses and/or for which Bank must indemnify and hold harmless Commerce Bank from and against any and all liabilities, demands, damages, judgments, liens, assertions, awards, fines losses, costs and expenses in accordance with the terms and conditions of the Commercial Card Agreement (as such term is defined in the Loan Agreement as modified by this Amendment).

GUARANTOR:

GTC, INC.

EXILE TECHNOLOGIES CORPORATION

GEOSPACE ENGINEERING RESOURCES

     INTERNATIONAL, INC.

GEOSPACE FINANCE CORP.

GEOSPACE J.V., INC.

GEOSPACE TECHNOLOGIES,

     SUCURSAL SUDAMERICANA LLC

By: /s/ Thomas T. McEntire

Name: Thomas T. McEntire

Title:   Vice President and Chief Financial Officer

Schedule I

(1)GTC, Inc., a Texas corporation

(2)Exile Technologies Corporation, a Texas corporation

(3)Geospace Engineering Resources International, Inc., a Texas corporation

(4)Geospace Finance Corp., a Texas corporation

(5)Geospace J.V., Inc., a Texas corporation

(6)Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company